UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396

(State or other jurisdiction of incorporation)

(Commission File Number)

(IRS Employer Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339
(Address of principal executive offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 13, 2008, Superior Essex Inc. (the “Company”) announced that its French subsidiary, Essex SAS, has initiated discussions with the appropriate employee representative bodies for the potential closure of its magnet wire manufacturing facility in Chauny, France.  Discussions with the local employee representative bodies have been completed and on June 30, 2008, the Company authorized the closure of the Chauny facility. The changes are expected to more efficiently match the Company’s production capabilities to industry demand levels and to customer requirements.

The total estimated cost of the restructuring is approximately €12 million, which primarily consists of cash charges of approximately €10 million relating to employee severance benefits and related social costs and approximately €2 million related to equipment relocation and disposal and other costs associated with the restructuring.  The Company expects to incur the majority of these charges in 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Date: July 3, 2008	By:	/s/ David S. Aldridge
David S. Aldridge
Executive Vice President, Chief Financial
Officer and Treasurer